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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported): FEBRUARY 11, 2000



                        WEATHERFORD INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)



        DELAWARE                       1-13086                   04-2515019
(State of Incorporation)        (Commission File No.)        (I.R.S. Employer
                                                            Identification No.)


       515 POST OAK BLVD., SUITE 600
              HOUSTON, TEXAS                                         77027
(Address of Principal Executive Offices)                           (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 693-4000


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ITEM 5.   OTHER EVENTS

GRANT PRIDECO SEC FILING AND YEAR END RESULTS

        On February 7, 2000, our Grant Prideco, Inc. subsidiary filed with the Securities and Exchange Commission an amendment to its Registration Statement on Form 10. That registration statement is a document that is filed to register the Grant Prideco common stock to be issued to our stockholders in our proposed spin-off of Grant Prideco. The registration statement is also necessary in connection with the listing of Grant Prideco's stock on the New York Stock Exchange.

        In the registration statement filed by Grant Prideco, it has included its standalone audited financial statements for the years ended December 31, 1999, 1998 and 1997, as well as its balance sheet as of December 31, 1999 and 1998. The registration statement contains substantial information with respect to the proposed spin-off and the business and operations of Grant Prideco on the standalone basis, including a detailed description of its prospects and trends. Please refer to that filing for that information.

        As previously announced in our year end earnings press release, Grant Prideco reported a net loss for 1999 of $33.5 million on total revenues of $286.4 million. In 1998, Grant Prideco reported net income of $65.7 million on total revenues of $646.5 million. Excluded from the revenue and income of Grant Prideco was approximately $28.6 million and $9.6 million in revenues for 1999 and 1998, respectively, relating to intercompany sales to us.

        The decline in Grant Prideco's revenues and net income was primarily attributable to the severe downturn in the businesses of Grant Prideco during 1999 due to the decline in drilling activity and low oil prices. Material items affecting Grant Prideco's results for 1999 compared to 1998 included:

        o  Decreased revenues due to a more than 60% drop in drill stem sales.

        o Lower premium tubular and connection sales due to reduced offshore activity, lower distributor purchases and a decline in tubular processing activity.

        o A $9.5 million pretax writedown associated with the decision by Grant Prideco to terminate a manufacturing arrangement with Oil Country Tubular Limited ("OCTL") in India. The decision to terminate this manufacturing arrangement was due to a combination of factors, including the downturn in the market and political instability in India. Grant Prideco continues to have approximately $17.3 million in outstanding receivables and advances owed to it by OCTL that it is in the process of seeking to collect on those amounts in cash, conversion into equity of OCTL and product deliveries. A discussion of this writedown and Grant Prideco's continued exposure in India is set forth below under "Risk Factors".

        o Grant Prideco experienced high manufacturing and unabsorbed costs due to the fixed costs associated with its manufacturing operations and plant underutilization.

        o Grant Prideco's gross profit, gross profit percentages and operating income all declined in 1999 compared to 1998 due to lower sales volume, pricing pressure and high fixed costs.

        o Grant Prideco's 1998 results benefitted from $9 million in income from the sale of its international rights to its Atlas Bradford Connection Line.


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        o  Grant Prideco's corporate, general and administrative
           expenses in 1999 increased approximately 5% compared to 1998 due to increased overhead charges from us and higher corporate and overhead costs relating to the addition of staff by it in anticipation of the spin-off.

        As previously reported by us, the market for oilfield products and services has begun to improve as increased prices of oil have begun to translate into greater drilling and exploration activity. In this regard, Grant Prideco has begun realizing increases in sales of casing and premium tubing as distributors have begun restocking their inventories. Grant Prideco is also beginning to see increased orders and inquiries with respect to its drill stem products. Grant Prideco currently expects that the first quarter of 2000 will improve over the third and fourth quarters of 1999 as demand for its products increase, in particular the demand for its premium tubulars and connections. Grant Prideco's drill stem sales are also expected to increase based on its current order activity.

        Looking forward to 2000, Grant Prideco currently expects that the demand for its drill stem and premium and other tubular products should increase as drilling and completion activity picks up. The improvement in the market, however, is expected to be gradual over the year, with the largest increases currently expected to occur in the second half of the year. Accordingly, the results for Grant Prideco for 2000 are expected to be dependent on the speed and strength of the recovery. Grant Prideco, however, believes that the market for its products is improving and absent another downturn in the industry, operating results should improve steadily during the year.

STATUS OF SPIN-OFF

        As noted above, Grant Prideco has recently filed an amendment to its registration statement relating to our proposed spin-off of Grant Prideco. That amendment is currently in the process of being reviewed at the Securities and Exchange Commission. We are also continuing the process of seeking to obtain a private letter ruling from the Internal Revenue Service relating to the proposed spin-off. To date, we have made various filings with the Internal Revenue Service and have responded to customary requests for information relating to the spin-off. We have not been advised that there are any material issues that would prevent the ruling from being issued nor do we anticipate or believe there exists any reason why the private letter ruling would not be issued. In this regard, based on our conversations with the Internal Revenue Service, we currently expect that the ruling being requested by us should be received sometime in the latter part of the first quarter of 2000. The timing of the ruling, however, is dependent on various factors outside our control and is subject to the normal administrative process. Once the ruling is received, a record date for the spin-off would be announced and the spin-off would be completed within three to four weeks following the record date.


FORWARD-LOOKING STATEMENTS

        This report as well as other filings made by us with the Securities and Exchange Commission and our releases issued to the public contain various statements relating to future results, including certain projections and business trends. We believe these statements constitute "Forward-Looking Statements" as defined in the Private Securities Litigation Reform Act of 1995.

        From time to time we update the various factors that are considered by us in making our forward-looking statements and the assumptions used by us in those statements. The following sets forth an update of the various assumptions used by us in our forward-looking statements as well as risks and uncertainties relating to those statements.


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        Certain risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this report and in our other disclosures. These risks and uncertainties include, but are not limited to, those described in "Risk Factors" below and the following:

        A Further Downturn in Market Conditions Could Affect Projected
Results. Any unexpected material changes in oil and gas prices or other market trends would likely affect the forward-looking information provided by us. Any unexpected material changes in oil and gas prices or other market trends that would impact drilling activity would likely affect the forward-looking information contained in this information statement. Our results for 1999 were materially and adversely affected by the downtown in the industry that began in 1998. Although we currently expect that our results for 2000 will show a material improvement over 1999 due to higher oil prices and drilling activity and a general industry view that market conditions have bottomed our and are beginning to recover, the oil and gas industry is extremely volatile and subject to change based on political and economic factors outside our control.

        Our estimates as to future results and industry trends are based on assumptions regarding the future prices of oil and gas, the North American and international rig counts and their effect on the demand and pricing of our products and services. In analyzing the market and its impact on us for 2000, we have made the following assumptions:

        o The recent increase in the price of oil will result in improvements to our businesses in 2000, with the strongest improvements expected to incur in the second half of 2000.
        o Oil prices will average over $20 per barrel for West Texas Intermediate crude.
        o Average natural gas prices for 2000 will remain at or near their current levels.
        o  World demand for oil will be up only slightly.
        o Drilling activity will increase slightly beyond normal demand as oil companies seek to replace and produce reserves that were not replaced or produced in 1999.
        o North American and international rig counts will improve, with increases in the international rig count following the North American rig count increase by around six months. In
           2000, we have made our internal budgets based upon an average rig count for North America around 1,100 and the average international rig count of around 630.
        o Pricing for many of our products and services should increase steadily during the year. Pricing will be subject to market conditions and continued pricing pressures in selected markets and product lines.
        o Demand for compression services will remain relatively flat for most of 2000.
        o Future growth in the industry will be dependent on technological advances that can reduce the costs of exploration and production, and technological improvements in tools used for re-entry, thru-tubing and extended reach drilling as well as artificial lift technologies will be important to our future.

        These assumptions are based on various macroeconomic factors, and actual market conditions could vary materially from those assumed.

        A Future Reduction in the Rig Count Could Adversely Affect the Demand for Our Products and Services. Our operations were materially affected by the decline in the rig count during 1998 and 1999. Although the North American rig count has improved slightly from its historical low in 1999, a further decline in the North American and international rig counts would adversely affect our results. Our forward-looking statements regarding our drilling products assume an improvement in the rig count in 2000 and that there will not be any material declines in the worldwide rig count, in particular the domestic rig count. Our statement also assumes an increase in the international markets to occur by mid 2000.


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        Projected Cost Savings Could Be Insufficient. During 1998 and 1999, we
implemented a number of programs intended to reduce costs and align our cost structure with the current market environment. Our forward-looking statements regarding cost savings and their impact on our business assume these measures will generate the savings expected. However, if the markets continue to decline, additional actions may be necessary to achieve the desired savings.

        Grant Spinoff. We are currently proposing a spinoff of our Grant Prideco drilling products business. The spinoff of this business is subject to the receipt of a favorable private letter ruling from the Internal Revenue Service confirming that the spinoff will be generally tax free to us and our shareholders. There can be no assurance that a spinoff of the business will occur or the specific timing thereof.

        Integration of Acquisitions. During 1999, we consummated various acquisitions of product lines and businesses. The success of these acquisitions will be dependent on our ability to integrate these product lines and businesses with our existing businesses and eliminate duplicative costs. We have incurred various duplicative costs with respect to the operations of companies and businesses acquired by us during 1999 pending the integration of the acquired businesses with our businesses. Our forward-looking statements assume the successful integration of the acquired businesses and their contribution to our income during 2000. Integration of acquisitions is something that cannot occur overnight and is something that requires constant effort at the local level to be successful. Accordingly, there can be no assurance as to the ultimate success of our integration efforts.

        Weatherford's Success is Dependent upon Technological Advances. Our ability to succeed with our long-term growth strategy is dependent on the technological competitiveness of our product and service offerings. A central aspect of our growth strategy is to enhance the technology of our products and services, to expand the markets for many of our products through the leverage of our worldwide infrastructure and to enter new markets and expand in existing markets with technologically advanced value-added products. Our forward-looking statements have assumed gradual growth from these new products and services during 2000.

        Unexpected Year 2000 Problems Could Have an Adverse Financial Impact. To date, we do not know of any failures of our software, hardware, equipment or products or those of our suppliers, vendors or customers as a result of the occurrence of the Year 2000 date change; however, any such failure could have a material impact on us. We have assumed that no material Year 2000 failures will occur. We do not believe, however, that the worst case scenario will be material to us.

        Economic Downturn Could Adversely Affect Demand for Products and Services. The economic downturn that began in Asia in 1997 affected the economies in other regions of the world, including South America and the former Soviet Union, and contributed to the decline in the price of oil and the level of drilling activity. Although the economy in the United States also has experienced one of its longest periods of growth in recent history, the continued strength of the United States economy cannot be assured. If the United States or European economies were to begin to decline or if the economies of South America or Asia were to experience further material problems, the demand and price for oil and gas and our products and services could again adversely affect our revenues and income. We have assumed that a worldwide recession or a material downturn in the United States economy will not occur.

        Currency Fluctuations Could Have a Material Adverse Financial Impact. A material decline in currency rates in our markets could affect our future results as well as affect the carrying values of our assets. World currencies have been subject to much volatility. Our forward-looking statements assume no material impact from changes in currencies because our financial position is generally dollar based or hedged. For those revenues denominated in local currency the effect of foreign currency fluctuations is largely mitigated because local expenses are denominated in the same currency.


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        Changes in Global Trade Policies Could Adversely Impact Operations.
Changes in global trade policies in our markets could impact our operations in these markets. We have assumed that there will be no material changes in global trading policies.

        Unexpected Litigation and Legal Disputes Could Have a Material Adverse Financial Impact. If we experience unexpected litigation or unexpected results in our existing litigation having a material effect on results, the accuracy of the forward-looking statements would be affected. Our forward-looking statements assume that there will be no such unexpected litigation or results.

        Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the Securities and Exchange Commission. For additional information regarding risks and uncertainties, see our other current year filings with the Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. We will generally update our assumptions in our filings as circumstances require.

RISK FACTORS

        From time to time we update the risk factors relating to an investment in our common stock. The following contains that update.

        An investment in our common stock involves various risks. When considering an investment in our company you should consider carefully the following factors, together with the information described elsewhere in this report.

        Low Prices for Oil Adversely Affect the Demand for Our Products and Services. Low oil prices adversely affect demand throughout the oil and natural gas industry, including the demand for our products and services. As prices decline, we are affected in two significant ways. First, the funds available to our customers for the purchase of goods and services decline. Second, exploration and drilling activity declines as marginally profitable projects become uneconomic and either are delayed or eliminated. Accordingly, as long as oil prices are low, our revenues and income will be adversely affected. Despite the recent increases in the price of oil, the market conditions existing in 1998 and 1999 affected our business in various ways. Our completion and oilfield services businesses experienced declines in line with the general reduction in industry activity with the greatest declines occurring in the United States markets. Our artificial lift business, which is heavily dependent on North American production, experienced continuous declines in revenue throughout 1998 and the first quarter of 1999. Our Grant Prideco drilling products division, which is classified as a discounted operation, experienced a significant decline in new orders of drill pipe and other drill stem products and tubular sales fell as completion activity slowed, tubular distributors reduced inventories and due to excess drill pipe from idle rigs. Our compression services business was only been marginally affected by the declines in market conditions because its business is based on levels of natural gas development and production, which has been more stable than oil production. Our compression business was subject to price competition in North America.

        Our businesses will continue to be affected by industry conditions, including those conditions and factors described under "Forward-Looking Statements".

        Customer Credit Risks. Substantially all of our customers are engaged in the energy industry. This concentration of customers may impact our overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic and industry conditions. Many of our customers slowed the payment of their accounts in 1999 in light of current industry


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conditions and others have experienced greater financial difficulties in meeting their payment terms. We perform ongoing credit evaluations of our customers and do not generally require collateral in support of our trade receivables. We maintain reserves for potential credit losses, and actual losses have historically been within our expectations.

        Disruptions in Foreign Operations Could Adversely Affect Our Income. Like most multinational oilfield service companies, we have operations in certain international areas, including parts of the Middle East, North and West Africa, Latin America, the Asia-Pacific region and the Commonwealth of Independent States, that are inherently subject to risks of war, local economic conditions, political disruption, civil disturbance and policies that may:

        o disrupt our operations and oil and gas exploration and production activities;

        o   restrict the movement of funds;

        o   lead to U.S. government or international sanctions; and

        o   limit access to markets for periods of time.

        Historically, the economic impact of such disruptions has been temporary, and oil and gas exploration and production activities have resumed eventually in relation to market forces. Certain areas, including the CIS, Algeria, Nigeria, parts of the Middle East, the Asia-Pacific region and Latin America, have been subjected to political disruption which has negatively impacted results of operations following such events. Disruptions may occur in our foreign operations, and losses may occur that will not be covered by insurance.

        As noted in our discussion regarding Grant Prideco, Grant Prideco recently decided to terminate an existing arrangement in India with OCTL, which resulted in a one time charge of $6.1 million, net of tax, directly related to the write off of certain assets in India. OCTL manufactured drill pipe and other products for us under a long-term exclusive manufacturing arrangement. Over the years, Grant Prideco provided OCTL with a substantial amount of raw materials, inventory and working capital for the products it manufactures for us. Grant Prideco's business in India through OCTL has been adversely affected by the downturn of the economies in the eastern hemisphere and is subject to various political and economic risks as well as financial and operational risks with respect to OCTL.

        As of December 31, 1999, OCTL owed Grant Prideco approximately $25.1 million for prior advances made by it to OCTL and Grant Prideco had assets in India with a book value of approximately $1.7 million. In 1999, Grant Prideco substantially curtailed its purchases from OCTL, and decided to terminate its existing manufacturing relationship with OCTL and seek an alternative arrangement for the recovery of its prior advances. After giving effect to the $6.1 million after tax writeoff noted above, Grant Prideco's remaining exposure in India is approximately $17.3 million and consist of unpaid receivable and advances made to assist OCTL in its working capital needs as part of Grant Prideco's manufacturing arrangement with it. Grant Prideco is currently discussing with OCTL a restructuring of its relationship that would allow OCTL to repay prior advances in cash, equity in OCTL or product. Based on financial information of OCTL known to Grant Prideco and its general knowledge of the business and assets of OCTL, OCTL would appear to have a sufficient asset and equity value to allow for a restructuring of its debt to Grant Prideco on the terms being discussed. There is, however, uncertainty as to how much, if any, of the amounts owed to Grant Prideco by OCTL will ultimately be collected. Accordingly, there can be no assurance that Grant Prideco will be able to fully realize on the amounts owed to it by OCTL or that additional charges relating to India will not be required in the near term as the negotiation and collection process continues. Any additional charges prior to spin-off would adversely


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affect Grant Prideco's results and reduce our net income.

        Our Products and Services are Subject to Operational, Litigation and Environmental Risks. Our products are used for the exploration and production of oil and natural gas. These operations are subject to hazards inherent in the oil and gas industry that can cause personal injury or loss of life, damage to or destruction of property, equipment, the environment and marine life, and suspension of operations. These hazards include fires, explosions, craterings, blowouts and oil spills. Litigation arising from an accident at a location where our products or services are used or provided may result in our being named as a defendant in lawsuits asserting potentially large claims.

        In the ordinary course of business, we become the subject of various claims and litigation. We maintain insurance to cover many of our potential losses and we are subject to various self-retentions and deductibles with respect to our insurance. Although we are subject to various ongoing items of litigation, we do not believe that any of the items of litigation that we are currently subject to will result in any material uninsured losses to us. It is, however, possible that an unexpected judgment could be rendered against us in cases in which we could be uninsured and beyond the amounts that we currently have reserved or anticipate incurring for that matter.

        We are also subject to various federal, state and local laws and regulations relating to the energy industry in general and the environment in particular. Environmental laws have in recent years become more stringent and have generally sought to impose greater liability on a larger number of potentially responsible parties. While we are not currently aware of any situation involving an environmental claim that would likely have a material adverse effect on our business, it is always possible that an environmental claim with respect to one or more of our current businesses or a business or property that one of our predecessors owned or used could arise that could involve the expenditure of a material amount of funds.

        Currency Devaluation and Fluctuation Risks. A single European currency ("the Euro") was introduced on January 1, 1999, at which time the conversion rates between legacy currencies and the Euro were set for 11 participating member countries. However, the legacy currencies in those countries will continue to be used as legal tender through January 1, 2002. Thereafter, the legacy currencies will be canceled, and the Euro bills and coins will be used in the 11 participating countries. We are currently evaluating the effect of the Euro on our consolidated financial statements and our business operations; however, we do not foresee that the transition to the Euro will have a significant impact.

        Approximately 45% to 50% of our net assets are located outside the United States and are carried on our books in local currencies. Changes in those currencies in relation to the U.S. dollar result in translation adjustments which are reflected as accumulated other comprehensive loss in the stockholders' equity on our balance sheet.

        Our Common Stock has Fluctuated Historically. Historically, and in recent months in particular, the market price of common stock of companies engaged in the oil and gas industry has been highly volatile. Likewise, the market price of our common stock has varied significantly in the past. News announcements and changes in oil and natural gas prices, changes in the demand for oil and natural gas exploration and changes in the supply and demand for oil and natural gas have all been factors that have affected the price of our common stock.

        We are Subject to Risks Related to the Year 2000 that could Negatively Impact Our Business. The Year 2000 issue is the risk that information systems, computers, equipment and products using date-sensitive software or containing computer chips with two-digit date fields will be unable to correctly process the Year 2000 date change. If not identified and corrected, failures could occur in our software,


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hardware, equipment and products and those of our suppliers, vendors and customers that could result in interruptions in our business. All phases of our Year 2000 plan have been completed. To date, we do not know of any failures of our software, hardware, equipment or products or those of our suppliers, vendors or customers as a result of the occurrence of the Year 2000 date change; however, any such failure could have a material impact on us. Because no material adverse effects from the Year 2000 have occurred, we are unable to predict the most likely worst case Year 2000 scenario.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           WEATHERFORD INTERNATIONAL, INC.



Dated: February 11, 2000                   /s/ CURTIS W. HUFF
                                           ----------------------------------
                                                     Curtis W. Huff
                                               Executive Vice President and
                                                  Chief Financial Officer


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